Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

Livent Releases Third Quarter 2022 Results

-- Record Financial Performance Achieved in Third Quarter --
-- Capacity Expansions Remain on Track --
-- Increasing Midpoint of 2022 Full Year Adjusted EBITDA Guidance --

PHILADELPHIA, November 1, 2022 – Livent Corporation (NYSE: LTHM) today reported results for the third quarter of 2022.
Revenue was $231.6 million, up 6% and 124% from the second quarter of 2022 and the prior year, respectively. Reported GAAP net income was $77.6 million, 29% higher than the previous quarter, and 37 cents per diluted share. Adjusted EBITDA was $110.8 million, 17% above the previous quarter and over seven times higher than the prior year, and adjusted earnings per diluted share were 41 cents. Continued strength in lithium market conditions and in customer demand throughout the third quarter supported higher sequential volumes and favorable product mix.
“Lithium demand has remained robust despite some near-term supply chain disruptions and global macro concerns,” said Paul Graves, president and chief executive officer of Livent. “Published lithium prices moved higher in the third quarter amid continued favorable market conditions. Livent achieved higher realized prices and delivered increased volumes to customers.”
Capacity Expansion
As planned, the Company’s 5,000 metric ton expansion of lithium hydroxide in Bessemer City was mechanically completed in the third quarter and is in the early stages of producing and qualifying product with customers. Livent continues to champion U.S. based lithium production and its leading domestic footprint positions the company to take advantage of incremental long-term growth opportunities available under the recently enacted Inflation Reduction Act (IRA), which amongst other features, provides incentives to invest in localized supply chains for energy storage.
The Company remains on schedule to deliver on all its announced capacity expansions. The first 10,000 metric tons expansion of lithium carbonate in Argentina is expected to be mechanically complete by year-end 2022 and in production by the first quarter of 2023. Livent is also on track to

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add the next 10,000 metric tons of lithium carbonate capacity in Argentina by the end of 2023. Together, this will nearly double Livent’s total available LCEs (1) from 2021 levels.
Additionally, Livent has secured a location and begun work to add an additional 15,000 metric tons of lithium hydroxide capacity in China. This production asset will be located in the province of Zhejiang and is expected to be mechanically complete by the end of 2023.
Nemaska, a fully integrated hydroxide project located in Québec, Canada in which Livent is a 50% partner, has largely completed all project engineering work and begun ordering important long lead items required for construction that is slated to begin in early 2023. Nemaska is expected to have 34,000 metric tons of nameplate capacity of battery-grade lithium hydroxide and over 30 years of mine-life. Mechanical completion remains on track for the end of 2025, with the first meaningful production expected in 2026.
Guidance and Outlook (2)
Livent has narrowed the ranges of its guidance for 2022 financial performance and increased the midpoint of its projected results for Adjusted EBITDA, underpinned by expectations for slightly higher realized pricing. For the full year, Livent now projects revenue to be in the range of $815 million to $845 million and Adjusted EBITDA to be in the range of $350 million to $370 million.

($ million)	Revised FY 2022 Guidance	Prior FY 2022 Guidance	Actual FY 2021	Revised YoY Growth (midpoint)
Revenue	815 – 845	800 - 860	420	Up 97%
Adj. EBITDA	350 – 370	325 - 375	70	Up 418%

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and adjusted earnings per diluted share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys

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and lubricants. Livent has a combined workforce of approximately 1,100 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the Company based on currently available information. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. The continuing effects of the COVID-19 global pandemic, supply chain shortages and logistics disruptions, inflation, rising interest rates, increased energy costs, shortages and energy rationing in China, economic and political instability in Argentina, and the conflict in Ukraine are factors that are impacting the Company. Restrictions in China intended to slow the spread of COVID-19 have led to and may continue to cause business and supply chain disruptions. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles using high performance lithium compounds; constraints for EV assemblies and lithium-ion battery manufacturing such as restrictions on access to semiconductor chips and availability of other raw materials could indirectly impact lithium demand; increased supply chain disruptions in the electric vehicle manufacturing industry; volatility in the price for performance lithium compounds or other battery materials, and the risk that increasing prices become demand destructive in our key end markets (as the principal driver of our higher guidance range is higher expected realized pricing); adverse global economic and weather conditions that may result in adverse impact on supply chains and customer demand, including a global recession or regional recessions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s capacity expansion efforts and current production; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input or that require a lesser amount of performance lithium compounds; liquidity and access to credit; the conditional conversion feature of the 2025 Notes; the lack of sufficient cash flow from our business to pay our debt; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; the success of Livent’s research and development efforts; difficulty integrating future acquisitions; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; the effects of war, such as the conflict in Ukraine; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer and government quality standards; increases in the price of energy and raw materials or broader global inflationary pressures; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; not having established proven or probable mineral reserves, as defined by the SEC; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to ownership of our common stock, including price fluctuations and lack of dividends; ESG risks, including events outside our control that could prevent us from achieving our sustainability goals; as well as the other factors described

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under the caption entitled “Risk Factors” in Livent’s 2021 Form 10-K filed with the Securities and Exchange Commission on February 28, 2022 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

1.Lithium Carbonate Equivalents.
2.Although we provide a forecast for Adjusted EBITDA, we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for these metrics.
# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$231.6	$103.6	$593.8	$297.5
Costs of sales	112.2	85.3	312.0	245.5
Gross margin	119.4	18.3	281.8	52.0
Selling, general and administrative expenses	15.0	11.8	40.6	34.2
Research and development expenses	0.9	0.8	2.6	2.2
Restructuring and other charges	0.7	1.1	4.6	3.4
Separation-related costs	0.1	0.8	0.5	1.3
Total costs and expenses	128.9	99.8	360.3	286.6
Income from operations before equity in net loss of unconsolidated affiliate, interest expense, net, loss on debt extinguishment and other gain	102.7	3.8	233.5	10.9
Equity in net loss of unconsolidated affiliate	3.5	1.0	8.4	3.7
Interest expense, net	—	—	—	0.3
Loss on debt extinguishment	0.1	—	0.1	—
Other gain	—	—	(22.2)	—
Income from operations before income taxes	99.1	2.8	247.2	6.9
Income tax expense	21.5	15.4	56.4	13.8
Net income/(loss)	$77.6	$(12.6)	$190.8	$(6.9)
Net income/(loss) per weighted average share - basic	$0.43	$(0.08)	$1.13	$(0.05)
Net income/(loss) per weighted average share - diluted	$0.37	$(0.08)	$0.96	$(0.05)
Weighted average common shares outstanding - basic	179.3	161.6	169.3	152.3
Weighted average common shares outstanding - diluted	209.4	161.6	199.2	152.3

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME/(LOSS) (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2022	2021	2022	2021
Net income/(loss)	$77.6	$(12.6)	$190.8	$(6.9)
Add back:
Interest expense, net	—	—	—	0.3
Income tax expense	21.5	15.4	56.4	13.8
Depreciation and amortization	6.6	6.2	19.4	18.7
EBITDA (Non-GAAP) (1)	105.7	9.0	266.6	25.9
Add back:
Argentina remeasurement losses (a)	1.2	0.9	3.0	4.2
Restructuring and other charges (b)	0.7	1.1	4.6	3.4
Separation-related costs (c)	0.1	0.8	0.5	1.3
COVID-19 related costs (d)	0.6	1.9	2.1	4.2
Loss on debt extinguishment (e)	0.1	—	0.1	—
Other loss (f)	2.4	1.2	5.9	3.0
Subtract:
Blue Chip Swap gain (g)	—	—	(22.2)	—
Argentina interest income (h)	—	—	(1.5)	—
Adjusted EBITDA (Non-GAAP) (1)	$110.8	$14.9	$259.1	$42.0
__________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income/(loss) plus interest expense, net, income tax expense and depreciation and amortization; and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges, separation-related costs and certain other losses. Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income/(loss) or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income/(loss).
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and nine months ended September 30, 2022 includes $0.2 million and $0.7 million, respectively, of severance costs, for management changes at certain administrative facilities and $0.1 million and $1.0 million, respectively, for miscellaneous nonrecurring costs. The three and nine months ended September 30, 2022 and 2021 includes transaction related legal fees.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the amendments to our Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.The three and nine months ended September 30, 2022 and 2021 represents our ownership interest (which was 25% prior to June 6, 2022) in certain project-related costs, interest expense and transaction costs incurred for the Nemaska Project, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statement of operations. The Company accounts for its equity method investment in the Nemaska Project on a one-quarter lag basis.
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g.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF NET INCOME/(LOSS) (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income/(loss)	$77.6	$(12.6)	$190.8	$(6.9)
Special charges:
Argentina remeasurement losses (a)	1.2	0.9	3.0	4.2
Restructuring and other charges (b)	0.7	1.1	4.6	3.4
Separation-related costs (c)	0.1	0.8	0.5	1.3
COVID-19 related costs (d)	0.6	1.9	2.1	4.2
Loss on debt extinguishment (e)	0.1	—	0.1	—
Other loss (f)	2.4	1.2	5.9	3.0
Blue Chip Swap gain (g)	—	—	(22.2)	—
Argentina interest income (h)	—	—	(1.5)	—
Non-GAAP tax adjustments (j)	2.4	13.4	15.1	8.7
Adjustment for interest, net of tax, on 2025 Notes assumed converted (Non-GAAP) (i)	—	—	—	0.2
Adjusted after-tax earnings (Non-GAAP) (1)	$85.1	$6.7	$198.4	$18.1

Diluted earnings/(loss) per common share (GAAP)	$0.37	$(0.08)	$0.96	$(0.05)
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.01	—	0.02	0.02
Restructuring and other charges, per diluted share	—	0.02	0.02	0.02
Separation-related costs, per diluted share	—	—	—	0.01
COVID-19 related costs, per diluted share	—	0.01	0.01	0.02
Other loss, per diluted share	0.01	0.02	0.03	0.02
Blue Chip Swap gain, per diluted share	—	—	(0.12)	—
Non-GAAP tax adjustments, per diluted share	0.02	0.07	0.08	0.06
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.41	$0.04	$1.00	$0.10
Weighted average common shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings per share computations	209.4	191.2	199.2	181.8
___________________
1.The Company believes that the Non-GAAP financial measures "Adjusted after-tax earnings" and "Diluted adjusted after-tax earnings per share" provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
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b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and nine months ended September 30, 2022 includes $0.2 million and $0.7 million, respectively, of severance costs, for management changes at certain administrative facilities and $0.1 million and $1.0 million, respectively, for miscellaneous nonrecurring costs. The three and nine months ended September 30, 2022 and 2021 includes transaction related legal fees.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the amendments to our Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.The three and nine months ended September 30, 2022 and 2021 represents our ownership interest (which was 25% prior to June 6, 2022) in certain project-related costs, interest expense and transaction costs incurred for the Nemaska Project, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statement of operations. The Company accounts for its equity method investment in the Nemaska Project on a one-quarter lag basis.
g.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
i.For the three and nine months ended September 30, 2022 and the three months ended September 30, 2021, all of the interest was capitalized on the 2025 Notes. For the nine months ended September 30, 2021, $8.5 million of the interest on the 2025 Notes was capitalized.
j.The Company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and instead includes a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and, changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the Company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2022	2021	2022	2021
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(0.4)	$(0.9)	$(1.3)	$(2.0)
Revisions to our tax liabilities due to finalization of prior year tax returns	—	—	—	0.4
Foreign currency remeasurement and other discrete items (1)	2.8	12.9	14.7	11.7
Blue Chip Swap gain	—	—	2.3	—
Other discrete items	—	1.4	(0.6)	(1.4)
Total Non-GAAP tax adjustments	$2.4	$13.4	$15.1	$8.7
__________________________
1.Three and nine months ended September 30, 2022 includes $2.5 million and $7.7 million income tax expense, respectively, relating to an adjustment for inflation and foreign currency remeasurements in Argentina.

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RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2022	2021
Cash provided by operating activities (GAAP)	$328.2	$41.0
Restructuring and other (income)/charges	(0.1)	4.2
Separation-related costs	0.9	1.4
COVID-19 related costs (a)	2.1	4.2
Argentina interest income (b)	(1.5)	—
Adjusted cash provided by operations (Non-GAAP) (1)	$329.6	$50.8
___________________
1.The Company believes that the Non-GAAP financial measure "Adjusted cash provided by operations" provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
b.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted cash provided by operations because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CURRENT PORTION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	September 30, 2022	December 31, 2021
Long-term debt (GAAP)	$241.6	$240.4
Current portion of long-term debt (GAAP)	13.5	—
Less: Cash and cash equivalents (GAAP)	(211.6)	(113.0)
Net debt (Non-GAAP) (1)	$43.5	$127.4
___________________
1.The Company believes that the Non-GAAP financial measure "Net debt" provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$211.6	$113.0
Trade receivables, net of allowance of approximately $0.3 in 2022 and $0.3 in 2021	164.0	96.4
Inventories	141.8	134.6
Other current assets	56.5	55.3
Total current assets	573.9	399.3
Investments	433.9	27.2
Property, plant and equipment, net of accumulated depreciation of $248.3 in 2022 and $243.0 in 2021	882.2	677.9
Right of use assets - operating leases, net	4.9	6.3
Deferred income taxes	0.5	0.9
Other assets	111.9	90.9
Total assets	$2,007.3	$1,202.5

Short-term debt and current portion of long-term debt	$13.5	$—
Accounts payable, trade and other	72.2	65.4
Other current liabilities	69.9	62.9
Income taxes	7.4	3.0
Total current liabilities	163.0	131.3
Long-term debt	241.6	240.4
Operating lease liabilities - long-term	4.1	5.4
Contract liability - long-term	198.0	—
Other long-term liabilities	46.0	30.0
Equity	1,354.6	795.4
Total liabilities and equity	$2,007.3	$1,202.5
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2022	2021
Cash provided by operating activities	$328.2	$41.0
Cash used in investing activities	(225.7)	(74.3)
Cash (used in)/provided by financing activities	(1.0)	216.9
Effect of exchange rate changes on cash	(2.9)	0.1
Increase in cash and cash equivalents	98.6	183.7
Cash and cash equivalents, beginning of period	113.0	11.6
Cash and cash equivalents, end of period	$211.6	$195.3
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